                                                                      EXHIBIT 5

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement (the "Agreement"), dated as of December 23, 1994, among S.A. Louis Dreyfus et Cie, a French corporation ("SALD") and Societe Generale, as Agent under a Convention de Pret en Devises (the "Credit Agreement"), dated December 23, 1994, among SALD, Societe Generale, Banque Nationale de Paris, Credit Lyonnais, Caisse Centrale des Banques Populaires, Banque Francaise du Commerce Exterieur, Caisse Nationale de Credit Agricole, Credit Industriel et Commercial, Banque Indosuez and Credit National (the "Banks") and Societe Generale, as Agent.

                              W I T N E S S E T H :

          WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make loans to SALD in an aggregate principal amount not to exceed
$250,000,000, on the terms and subject to the conditions set forth therein;

          WHEREAS, in order to secure its obligations under the Credit Agreement and the other Secured Obligations (as such term is defined in the Pledge Agreement referred to below), SALD pledged all of its right, title and interest in and to the shares of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation ("LDNG"), owned by it on December 23, 1994 to the Banks pursuant to a Pledge Agreement, dated as of December 23, 1994, between SALD, on the one hand, and the Agent and the Banks, on the other hand (the "Pledge Agreement") (terms used but not defined herein shall have the meanings ascribed thereto in the Pledge Agreement);

          WHEREAS, Louis Dreyfus Natural Gas Holdings Corp. ("LDNGHC") has assigned to SALD all of its rights and obligations (insofar as they relate to the Securities) under the Registration Rights Agreement, dated as of November 9, 1993, between LDNGHC and LDNG, as amended by a letter agreement dated December 22, 1993 from LDNG to SALD and LDNGHC and by a letter agreement dated December 23, 1994 from LDNG to SALD and LDNGHC (the "Registration Rights Agreement");

          WHEREAS, it is a condition precedent to the obligation of the Banks to make loans under the Credit Agreement that SALD shall have executed and delivered this Agreement;

          NOW, THEREFORE, with intent to be legally bound hereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SALD hereby assigns and transfers as additional collateral to secure the loans under the Credit Agreement all of its right, title and interest in and to the Registration Rights Agreement to the Secured Parties and their successors and assigns.

          TO HAVE AND TO HOLD the same unto the Secured Parties and their successors and assigns.

          SALD further agrees that upon the occurrence and during the continuance of an Event of Default the Agent, on behalf of itself and the other Secured Parties, may exercise all of the rights of SALD in and under the Registration Rights Agreement as fully as if it and the other Secured Parties were named therein as paries thereto and that SALD will take such further actions (including but not limited to executing and delivering such further instruments, documents and agreements) as may be necessary or desirable to evidence the assignment and assumption referred to herein or to enable the Agent, on behalf of itself and the other Secured Parties, to exercise its rights and the rights of the other Secured Parties under the Registration Rights Agreement.

          This Agreement is binding on all parties who lawfully succeed to the rights or take the place of the Secured Parties or SALD.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

          This Agreement shall be construed in accordance with and governed by the laws of the State of New York.



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

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

                                       S.A. LOUIS DREYFUS ET CIE


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       SOCIETE GENERALE,
                                         as Agent and as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       BANQUE NATIONALE DE PARIS,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       CREDIT LYONNAIS,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       CAISSE CENTRALE DES BANQUES POPULAIRES,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:



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


                                       BANQUE FRANCAISE DU COMMERCE EXTERIEUR,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       CAISSE NATIONALE DE CREDIT AGRICOLE,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       CREDIT INDUSTRIEL ET COMMERCIAL,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       BANQUE INDOSUEZ,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:


                                       CREDIT NATIONAL,
                                         as a Bank


                                       By: /s/
                                          -------------------------------
                                          Name:
                                          Title:



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